Exhibit 99.1

Kodak Reports Full-Year 2020 Financial Results

ROCHESTER, N.Y.--(BUSINESS WIRE)--March 16, 2021--Eastman Kodak Company (NYSE: KODK) today reported financial results for the full year 2020, including consolidated revenues of $1 billion and an increase in cash in the second half of the year.

Full-year 2020 highlights include:

  Consolidated revenues of $1 billion
  A cash balance of $196 million at year-end

On March 1, 2021, the Company announced a series of financial transactions that provide access to new capital, address maturing obligations, and strengthen the Company's ability to invest in strategic growth opportunities in its core businesses. The additional liquidity provided by these financial transactions eliminates the substantial doubt about Kodak’s ability to continue as a going concern.

“Kodak successfully managed through 2020 despite the challenges of the pandemic,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “We mitigated the impact of COVID with cost-saving initiatives, launched several innovative print-business products and generated cash in the third and fourth quarters. More recently, we announced a series of financial transactions which significantly strengthened our balance sheet and set the stage for growth through investments in our core businesses in print and advanced materials and chemicals, and new initiatives.”

For the year ended December 31, 2020, revenues declined by $213 million compared with the same period in 2019. Kodak ended the quarter with a cash balance of $196 million, down from the December 31, 2019 cash balance of $233 million. GAAP net loss was $541 million for the year ended December 31, 2020, which included a charge of $416 million to reflect the increased value of the derivative liability embedded in the convertible notes immediately prior to conversion during the third quarter 2020 and expense of $167 million related to the increase in deferred tax valuation allowances for locations outside the U.S. during the first quarter of 2020. Operational EBITDA was negative $1 million for the year ended December 31, 2020, compared with $13 million in 2019.

“Kodak increased its cash balance in the third and fourth quarters by $16 million and ended the year at $196 million in cash,” said David Bullwinkle, Kodak’s CFO. “During 2020 the Company improved its financial health by removing legacy liabilities and reducing costs, and the recently announced transactions put Kodak in a strong financial position and provide incremental liquidity to drive growth.”

Revenue and Operational EBITDA by Reportable Segment FY 2020 vs. FY 2019

($ millions)

FY 2020 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$592	$241	$172	$13	$1,018
Operational EBITDA *	$21	$(10)	$(23)	$11	$(1)

FY 2019 Actuals	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$727	$293	$200	$12	$1,232
Operational EBITDA *	$48	$(9)	$(34)	$8	$13

FY 2020 vs. FY 2019 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(135)	$(52)	$(28)	$1	$(214)
Operational EBITDA *	$(27)	$(1)	$11	$3	$(14)

FY 2020 Actuals on constant currency ** vs. FY 2019 Actuals B/(W)	Traditional Printing	Digital Printing	Advanced Materials & Chemicals	Brand	Total
Revenue	$(141)	$(54)	$(29)	$1	$(223)
Operational EBITDA *	$(26)	$(1)	$10	$3	$(14)

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the 2020 foreign exchange impact using average foreign exchange rates for the twelve months ended December 31, 2019, rather than the actual average exchange rates in effect for the twelve months ended December 31, 2020.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak is a global technology company focused on print and advanced materials & chemicals. We provide industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. We are committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Our broad portfolio of superior products, responsive support and world-class R&D make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; the impact of the global economic environment or medical epidemics such as the COVID-19 pandemic; the impact of the investigations, litigations and claims arising out of the circumstances surrounding the announcement by the U.S. International Development Finance Corporation in July 2020 of a potential loan to a subsidiary of Kodak to support the launch of a pharmaceutical initiative; changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak and the ability to address supply chain disruptions and continue to obtain raw materials and components available from single sources of supply; and Kodak’s ability to effect strategic transactions, such as acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

A. NON-GAAP MEASURES

In this full year 2020 financial results news release, reference is made to the following non-GAAP financial measures:

  Operational EBITDA; and
  Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the loss from continuing operations excluding the provision for income taxes; non-service cost components of pension and OPEB income; depreciation and amortization expense; restructuring costs; stock-based compensation expense; consulting and other costs; idle costs; former Chief Executive Officer (“CEO”) separation agreement compensation; loss on early extinguishment of debt, other operating (income) expense, net; interest expense; and other charges, net

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the twelve months ended December 31, 2019, rather than the actual average exchange rates in effect for the twelve months ended December 31, 2020.

The following table reconciles the most directly comparable GAAP measure of Net (Loss) Earnings to Operational EBITDA for the twelve months ended December 31, 2020 and 2019, respectively:

(in millions)
	FY 2020	FY 2019	$ Change
Net (Loss) Earnings	$(541)	$116	$(657)
Other	(1)	1	(2)
Depreciation and amortization	37	55	(18)
Restructuring costs and other (1)	17	16	1
Stock based compensation	15	7	8
Consulting and other costs (2)	9	7	2
Idle costs (3)	3	5	(2)
Former CEO separation agreement compensation	-	2	(2)
Other operating (income) expense, net, excluding income from transition services agreement (4)	(7)	22	(29)
Interest expense (1)	12	16	(4)
Pension income excluding service cost component (1)	(98)	(104)	6
Loss on early extinguishment of debt (1)	2	-	2
Other charges, net (1)	386	46	340
Earnings from discontinued operations, net of income tax (1)	(3)	(207)	204
Provision for income taxes (1)	168	31	137
Operational EBITDA	$(1)	$13	$(14)
Footnote Explanations:

(1)	As reported in the Consolidated Statement of Operations.
(2)

Consulting and other costs are professional services and internal costs associated with certain corporate strategic initiatives and investigations, including the divestiture of FPD and debt refinancing in 2019.

(3)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)

$6 million of income from the transition services agreement related to the sale of the Flexographic Packaging Business was recognized in both the years ended December 31, 2020 and 2019. The income was reported in Other operating (income) expense, net in the Consolidated Statement of Operations. Other operating (income) expense, net is typically excluded from the segment measure. However, the income from the transition services agreement was included in the segment measure.

B. FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions)
	Twelve Months Ended December 31,
	2020	2019
Revenues
Sales	$806	$979
Services	223	263
Total revenues	1,029	1,242
Cost of revenues
Sales	743	877
Services	151	183
Total cost of revenues	894	1,060
Gross profit	135	182
Selling, general and administrative expenses	172	211
Research and development costs	34	42
Restructuring costs and other	17	16
Other operating (income) expense, net	(14)	15
Loss from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment of debt, other charges, net and income taxes	(74)	(102)
Interest expense	12	16
Pension income excluding service cost component	(98)	(104)
Loss on early extinguishment of debt	2	—
Other charges, net	386	46
Loss from continuing operations before income taxes	(376)	(60)
Provision for income taxes	168	31
Loss from continuing operations	(544)	(91)
Earnings from discontinued operations, net of income taxes	3	207
Net (Loss) Earnings	$(541)	$116

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)

	December 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$196	$233
Trade receivables, net of allowances of $10 and $8, respectively	177	208
Inventories, net	206	215
Restricted cash - current portion	7	12
Other current assets	39	36
Current assets held for sale	2	2
Total current assets	627	706
Property, plant and equipment, net	152	181
Goodwill	12	12
Intangible assets, net	39	47
Operating lease right-of-use assets	48	49
Restricted cash	53	45
Deferred income taxes	—	147
Other long-term assets	317	228
TOTAL ASSETS	$1,248	$1,415

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$118	$153
Short-term borrowings and current portion of long-term debt	2	2
Current portion of operating leases	12	12
Other current liabilities	164	201
Total current liabilities	296	368
Long-term debt, net of current portion	17	109
Pension and other postretirement liabilities	406	378
Operating leases, net of current portion	49	48
Other long-term liabilities	212	231
Total liabilities	980	1,134

Commitments and Contingencies (Note 12)

Redeemable, convertible Series A preferred stock, no par value, $100 per share liquidation preference	191	182

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,152	604
Treasury stock, at cost	(9)	(9)
Accumulated deficit	(620)	(79)
Accumulated other comprehensive loss	(446)	(417)
Total equity	77	99
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$1,248	$1,415

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 are an integral part of these consolidated financial statements.

Contacts

Media Contact:
Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:
Paul Dils, Kodak, +1 585-724-4053, shareholderservices@kodak.com